Exhibit 99.1
Starbucks Reports Q1 Fiscal 2024 Results
Q1 Consolidated Net Revenues Up 8% to a Record $9.4 Billion
Q1 Comparable Store Sales Up 5% Globally; Up 5% in North America; Up 7% in International
Q1 GAAP EPS Up 22% to $0.90; Non-GAAP EPS Up 20% to $0.90 as Reinvention Unlocks Continued Efficiency
Q1 Active U.S. Starbucks® Rewards Membership Reaches 34.3 Million, Up 13% Over Prior Year
Q1 U.S. Card Loads Reaches a Record $3.6 Billion; Ranking as #2 U.S. Brand in Holiday Gift Card Activations

SEATTLE; January 30, 2024 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal first quarter ended December 31, 2023. GAAP results in fiscal 2024 and fiscal 2023 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q1 Fiscal 2024 Highlights

•Global comparable store sales increased 5%, driven by a 3% increase in comparable transactions and 2% increase in average ticket
◦North America and U.S. comparable store sales increased 5%, driven by a 4% increase in average ticket and 1% increase in comparable transactions
◦International comparable store sales increased 7%, driven by a 11% increase in comparable transactions and 3% decline in average ticket; China comparable store sales increased 10%, driven by a 21% increase in comparable transactions and 9% decline in average ticket
•The company opened 549 net new stores in Q1, ending the period with 38,587 stores: 51% company-operated and 49% licensed
◦At the end of Q1, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 16,466 and 6,975 stores in the U.S. and China, respectively
•Consolidated net revenues up 8%, including on a constant currency basis, to a record $9.4 billion
•GAAP operating margin expanded 140 basis points year-over-year to 15.8%, primarily driven by sales leverage and in-store operational efficiencies. This expansion was partially offset by investments in store partner wages and benefits, as well as higher general and administrative costs in support of Reinvention.
◦Non-GAAP operating margin expanded 130 basis points to 15.8% from 14.5% year-over-year, including on a constant currency basis
•GAAP earnings per share of $0.90 grew 22% over prior year
◦Non-GAAP earnings per share of $0.90 grew 20% over prior year, including on a constant currency basis
•Starbucks Rewards loyalty program 90-day active members in the U.S. increased to 34.3 million, up 13% year-over-year

“Our first quarter performance was strong on many measures. Of note was the unwavering commitment of our most loyal customers, the growth in rewards members, tender and spend per member,” commented Laxman Narasimhan, chief executive officer. “Despite headwinds, our brand is very strong, and that coupled with innovation and a relentless focus on our green apron partners form long-term differentiators, along with focused execution on Triple Shot Reinvention, will drive balanced and attractive earnings growth,” Narasimhan added.

“I am proud of the significant margin expansion and double-digit earnings growth we delivered in our first quarter, as it underscores our multiple paths to earnings growth,” commented Rachel Ruggeri, chief financial officer. “We are executing on several levers within those multiple paths to continue delivering against our balanced growth model over the remainder of the year,” Ruggeri added.

Q1 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 31, 2023	Jan 1, 2023
Change in Comparable Store Sales (1)	5%	10%
Change in Transactions	1%	1%
Change in Ticket	4%	9%
Store Count	17,931	17,381	3%
Revenues	$7,120.7	$6,551.3	9%
Operating Income	$1,520.8	$1,212.4	25%
Operating Margin	21.4%	18.5%	290 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment grew 9% over Q1 FY23 to $7.1 billion in Q1 FY24, primarily driven by a 5% increase in comparable store sales, driven by a 4% increase in average ticket and a 1% increase in comparable transactions, net new company-operated store growth of 4% over the past 12 months, as well as growth in our licensed store business.

Operating income increased to $1.5 billion in Q1 FY24 compared to $1.2 billion in Q1 FY23. Operating margin of 21.4% expanded from 18.5% in the prior year, primarily driven by in-store operational efficiencies and sales leverage. This expansion was partially offset by investments in store partner wages and benefits in support of Reinvention.

Q1 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 31, 2023	Jan 1, 2023
Change in Comparable Store Sales (1)	7%	(13)%
Change in Transactions	11%	(12)%
Change in Ticket	(3)%	(1)%
Store Count	20,656	18,789	10%
Revenues	$1,846.3	$1,680.1	10%
Operating Income	$241.5	$240.4	0%
Operating Margin	13.1%	14.3%	(120) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment grew 10% over Q1 FY23 to $1.8 billion in Q1 FY24, primarily driven by net new company-operated store growth of 12% over the past 12 months and a 7% increase in comparable store sales, driven by an 11% increase in comparable transactions and a 3% decline in average ticket. These increases were partially offset by approximately 2% unfavorable impact from foreign currency translation.

Operating income increased to $241.5 million in Q1 FY24 compared to $240.4 million in Q1 FY23. Operating margin of 13.1% contracted from 14.3% in the prior year, primarily driven by investments in store partner wages and benefits, business mix shift and strategic investments. This contraction was partially offset by sales leverage.

Q1 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 31, 2023	Jan 1, 2023
Revenues	$448.0	$478.2	(6)%
Operating Income	$209.7	$226.3	(7)%
Operating Margin	46.8%	47.3%	(50) bps

Net revenues for the Channel Development segment declined 6% over Q1 FY23 to $448.0 million in Q1 FY24, primarily due to a decline in revenue in the Global Coffee Alliance following the sale of Seattle's Best Coffee brand in Q2 FY23 and a decrease in global ready-to-drink revenue.

Operating income decreased to $209.7 million in Q1 FY24 compared to $226.3 million in Q1 FY23. Operating margin of 46.8% contracted from 47.3% in the prior year, primarily driven by product costs related to the Global Coffee Alliance, partially offset by business mix shift.

Fiscal 2024 Financial Targets

The company will discuss fiscal year 2024 financial targets during its Q1 FY24 earnings conference call starting today at 2:00 p.m. Pacific Time. These items can be accessed on the company's Investor Relations website during and after the call. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Updates

1.In November, the company hosted its Reinvention Update and Holiday Launch in New York City. Laxman Narasimhan, chief executive officer, and members of the Starbucks executive leadership team announced their long-term growth strategy, Triple Shot Reinvention with Two Pumps Plan.

2.In November, the Board of Directors announced its intention to establish a new Environmental, Partner, and Community Impact Committee (the "Impact Committee") focused on the oversight of stakeholder promises. The Impact Committee was formally established in December.

3.In December, the company celebrated nearly 1,000 partners (employees) who graduated through the Starbucks College Achievement Plan at Arizona State University, with over 12,000 graduates to date.

4.In December, the Board of Directors released an independent assessment of the company's adherence to its stated commitment to workers' freedom of association and collective bargaining rights. The company also commissioned an independent Human Rights Impact Assessment in accordance with the United Nations Guiding Principles on Business and Human Rights, as a step toward making key investments for partners, farmers, communities and the environment.

5.In January, the company announced that all company-operated and participating licensed stores across the U.S. and Canada will accept reusable cups for drive-thru, in café and mobile orders.

6.In January, Tata Starbucks Private Limited announced its ambition of operating 1,000 stores in India by 2028. As part of the long-term commitment to elevate the coffee experience in India, Tata Starbucks will also open its second Starbucks Reserve® store this year.

7.In January, the company welcomed three new members to its Board of Directors: Daniel Servitje, Chief Executive Officer, President, and Chairman of Grupo Bimbo SAB de CV, Neal Mohan, Chief Executive Officer of YouTube, and Mike Sievert, Chief Executive Officer, President, and Director of T-Mobile US, Inc. These appointments increased Starbucks Board of Directors from eight members to 11 members.

8.In Q1 FY24, the company repurchased 12.8 million shares of common stock valued at $1.3 billion; approximately 29.8 million shares remain available for purchase under the current authorization.

9.The Board of Directors declared a cash dividend of $0.57 per share, payable on February 23, 2024, to shareholders of record on February 9, 2024. The company had 55 consecutive quarters of dividend payouts with CAGR of approximately 20%.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Laxman Narasimhan, ceo, and Rachel Ruggeri, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, March 1, 2024.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 38,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as:

•our ability to preserve, grow and leverage our brands, including the risk of negative responses by consumers (such as boycotts or negative publicity campaigns) or governmental actors (such as retaliatory legislative treatment) who object to certain actions taken or not taken by the Company, which responses could adversely affect our brand value;
•the acceptance of the company’s products and changes in consumer preferences, consumption, or spending behavior and our ability to anticipate or react to them; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, platforms, reformulations, or other innovations;
•the costs associated with, and the successful execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments and plans, including our Triple Shot Reinvention with Two Pumps Plan;
•the impacts of partner investments and changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts;
•the ability of our business partners, suppliers and third-party providers to fulfill their responsibilities and commitments;
•higher costs, lower quality, or unavailability of coffee, dairy, energy, water, raw materials, or product ingredients;
•the impact of significant increases in logistics costs;
•unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, or deflation;
•inherent risks of operating a global business including geopolitical instability;
•failure to attract or retain key executive or partner talent or successfully transition executives;
•the potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling;
•negative publicity related to our company, products, brands, marketing, executive leadership, partners, board of directors, founder, operations, business performance, or prospects;
•potential negative effects of a material breach, failure, or corruption of our information technology systems or those of our direct and indirect business partners, suppliers or third-party providers, or failure to comply with personal data protection laws;
•our environmental, social and governance (“ESG”) efforts and any reaction related thereto such as the rise in opposition to ESG and inclusion and diversity efforts;
•risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs or impairment in recorded value;
•the impact of foreign currency translation, particularly a stronger U.S. dollar;
•the impact of substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•the impact of changes in U.S. tax law and related guidance and regulations that may be implemented, including on tax rates;
•the impact of health epidemics, pandemics or other public health events on our business and financial results, and the risk of negative economic impacts and related regulatory measures or voluntary actions that may be put in place, including restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions;
•failure to comply with anti-corruption laws, trade sanctions and restrictions or similar laws or regulations; and
•the impact of significant legal disputes and proceedings, or government investigations.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Metrics
The company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Dec 31, 2023	Jan 1, 2023	% Change	Dec 31, 2023	Jan 1, 2023

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,755.2	$7,083.5	9.5%	82.3%	81.3%
Licensed stores	1,192.1	1,119.5	6.5	12.6	12.8
Other	478.0	510.9	(6.4)	5.1	5.9
Total net revenues	9,425.3	8,713.9	8.2	100.0	100.0
Product and distribution costs	2,980.6	2,810.2	6.1	31.6	32.2
Store operating expenses	3,851.5	3,665.3	5.1	40.9	42.1
Other operating expenses	150.4	129.3	16.3	1.6	1.5
Depreciation and amortization expenses	365.3	327.1	11.7	3.9	3.8
General and administrative expenses	648.0	580.9	11.6	6.9	6.7
Restructuring and impairments	—	5.8	nm	—	0.1
Total operating expenses	7,995.8	7,518.6	6.3	84.8	86.3
Income from equity investees	55.9	57.8	(3.3)	0.6	0.7
Operating income	1,485.4	1,253.1	18.5	15.8	14.4
Interest income and other, net	33.8	11.6	191.4	0.4	0.1
Interest expense	(140.1)	(129.7)	8.0	(1.5)	(1.5)
Earnings before income taxes	1,379.1	1,135.0	21.5	14.6	13.0
Income tax expense	354.7	279.8	26.8	3.8	3.2
Net earnings including noncontrolling interests	1,024.4	855.2	19.8	10.9	9.8
Net earnings attributable to noncontrolling interests	0.0	0.0	nm	0.0	0.0
Net earnings attributable to Starbucks	$1,024.4	$855.2	19.8	10.9%	9.8%
Net earnings per common share - diluted	$0.90	$0.74	21.6%
Weighted avg. shares outstanding - diluted	1,140.6	1,152.9
Cash dividends declared per share	$0.57	$0.53
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				49.7%	51.7%
Effective tax rate including noncontrolling interests				25.7%	24.6%

Segment Results (in millions)

North America

	Dec 31, 2023	Jan 1, 2023	% Change	Dec 31, 2023	Jan 1, 2023
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,381.1	$5,870.6	8.7%	89.6%	89.6%
Licensed stores	737.9	680.0	8.5	10.4	10.4
Other	1.7	0.7	142.9	0.0	0.0
Total net revenues	7,120.7	6,551.3	8.7	100.0	100.0
Product and distribution costs	2,023.9	1,917.6	5.5	28.4	29.3
Store operating expenses	3,147.7	3,031.4	3.8	44.2	46.3
Other operating expenses	77.4	65.6	18.0	1.1	1.0
Depreciation and amortization expenses	250.4	216.9	15.4	3.5	3.3
General and administrative expenses	100.5	102.3	(1.8)	1.4	1.6
Restructuring and impairments	—	5.1	nm	—	0.1
Total operating expenses	5,599.9	5,338.9	4.9	78.6	81.5
Operating income	$1,520.8	$1,212.4	25.4%	21.4%	18.5%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				49.3%	51.6%
International

	Dec 31, 2023	Jan 1, 2023	% Change	Dec 31, 2023	Jan 1, 2023
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,374.1	$1,212.9	13.3%	74.4%	72.2%
Licensed stores	454.2	439.5	3.3	24.6	26.2
Other	18.0	27.7	(35.0)	1.0	1.6
Total net revenues	1,846.3	1,680.1	9.9	100.0	100.0
Product and distribution costs	666.5	593.6	12.3	36.1	35.3
Store operating expenses	703.8	633.9	11.0	38.1	37.7
Other operating expenses	60.1	50.7	18.5	3.3	3.0
Depreciation and amortization expenses	84.1	81.5	3.2	4.6	4.9
General and administrative expenses	90.5	80.5	12.4	4.9	4.8
Total operating expenses	1,605.0	1,440.2	11.4	86.9	85.7
Income from equity investees	0.2	0.5	(60.0)	0.0	0.0
Operating income	$241.5	$240.4	0.5%	13.1%	14.3%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.2%	52.3%

Channel Development

	Dec 31, 2023	Jan 1, 2023	% Change	Dec 31, 2023	Jan 1, 2023
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$448.0	$478.2	(6.3)%
Product and distribution costs	279.0	294.2	(5.2)	62.3%	61.5%
Other operating expenses	12.8	13.0	(1.5)	2.9	2.7
General and administrative expenses	2.2	2.0	10.0	0.5	0.4
Total operating expenses	294.0	309.2	(4.9)	65.6	64.7
Income from equity investees	55.7	57.3	(2.8)	12.4	12.0
Operating income	$209.7	$226.3	(7.3)%	46.8%	47.3%
Corporate and Other

	Dec 31, 2023	Jan 1, 2023	% Change

Quarter Ended
Net revenues	$10.3	$4.3	139.5%
Product and distribution costs	11.2	4.8	133.3
Other operating expenses	0.1	—	nm
Depreciation and amortization expenses	30.8	28.7	7.3
General and administrative expenses	454.8	396.1	14.8
Restructuring and impairments	—	0.7	nm
Total operating expenses	496.9	430.3	15.5
Operating loss	$(486.6)	$(426.0)	14.2%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Dec 31, 2023	Oct 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$3,000.4	$3,551.5
Short-term investments	383.0	401.5
Accounts receivable, net	1,165.1	1,184.1
Inventories	1,646.3	1,806.4
Prepaid expenses and other current assets	374.7	359.9
Total current assets	6,569.5	7,303.4
Long-term investments	239.8	247.4
Equity investments	401.0	439.9
Property, plant and equipment, net	7,611.7	7,387.1
Operating lease, right-of-use asset	8,638.6	8,412.6
Deferred income taxes, net	1,769.4	1,769.8
Other long-term assets	531.1	546.5
Other intangible assets	115.8	120.5
Goodwill	3,302.8	3,218.3
TOTAL ASSETS	$29,179.7	$29,445.5
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,460.7	$1,544.3
Accrued liabilities	2,326.9	2,145.1
Accrued payroll and benefits	648.5	828.3
Current portion of operating lease liability	1,309.4	1,275.3
Stored value card liability and current portion of deferred revenue	2,199.8	1,700.2
Short-term debt	349.5	33.5
Current portion of long-term debt	1,100.8	1,818.6
Total current liabilities	9,395.6	9,345.3
Long-term debt	13,564.8	13,547.6
Operating lease liability	8,139.0	7,924.8
Deferred revenue	6,129.0	6,101.8
Other long-term liabilities	560.2	513.8
Total liabilities	37,788.6	37,433.3
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,132.2 and 1,142.6 shares, respectively	1.1	1.1
Additional paid-in capital	38.2	38.1
Retained deficit	(8,097.5)	(7,255.8)
Accumulated other comprehensive income/(loss)	(557.8)	(778.2)
Total shareholders’ deficit	(8,616.0)	(7,994.8)
Noncontrolling interests	7.1	7.0
Total deficit	(8,608.9)	(7,987.8)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$29,179.7	$29,445.5

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	Quarter Ended
	Dec 31, 2023	Jan 1, 2023
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,024.4	$855.2
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	384.4	342.5
Deferred income taxes, net	26.1	15.8
Income earned from equity method investees	(59.0)	(56.9)
Distributions received from equity method investees	105.2	45.7
Stock-based compensation	94.8	85.2
Non-cash lease costs	278.0	263.7
Loss on retirement and impairment of assets	28.3	21.1
Other	17.8	6.7
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	42.3	42.0
Inventories	174.3	108.5
Income taxes payable	189.6	147.6
Accounts payable	(95.8)	(117.3)
Deferred revenue	508.5	461.0
Operating lease liability	(290.5)	(281.4)
Other operating assets and liabilities	(44.5)	(346.2)
Net cash provided by operating activities	2,383.9	1,593.2
INVESTING ACTIVITIES:
Purchases of investments	(217.1)	(10.5)
Sales of investments	—	0.8
Maturities and calls of investments	253.5	253.3
Additions to property, plant and equipment	(595.9)	(516.8)
Other	(9.3)	(6.1)
Net cash used in investing activities	(568.8)	(279.3)
FINANCING ACTIVITIES:
Net (payments)/proceeds from issuance of commercial paper	300.0	(175.0)
Net proceeds from issuance of short-term debt	49.1	—
Repayments of short-term debt	(33.8)	—
Repayments of long-term debt	(750.0)	—
Proceeds from issuance of common stock	32.3	45.9
Cash dividends paid	(648.1)	(608.3)
Repurchase of common stock	(1,266.7)	(191.4)
Minimum tax withholdings on share-based awards	(92.1)	(79.0)
Net cash used in financing activities	(2,409.3)	(1,007.8)
Effect of exchange rate changes on cash and cash equivalents	43.1	62.0
Net increase/(decrease) in cash and cash equivalents	(551.1)	368.1
CASH AND CASH EQUIVALENTS:
Beginning of period	3,551.5	2,818.4
End of period	$3,000.4	$3,186.5
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$120.1	$116.7
Income taxes	$143.0	$106.2

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Dec 31, 2023	Jan 1, 2023
Revenues	$6,643.0	$6,110.2	9%
Change in Comparable Store Sales (1)	5%	10%
Change in Transactions	1%	1%
Change in Ticket	4%	9%
Store Count	16,466	15,952	3%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Dec 31, 2023	Jan 1, 2023
Revenues	$735.0	$621.7	18%
Change in Comparable Store Sales (1)	10%	(29)%
Change in Transactions	21%	(28)%
Change in Ticket	(9)%	(1)%
Store Count	6,975	6,090	15%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Stores open as of
	Dec 31, 2023	Jan 1, 2023	Dec 31, 2023	Jan 1, 2023
North America:
Company-operated stores	87	40	10,715	10,256
Licensed stores	34	46	7,216	7,125
Total North America	121	86	17,931	17,381
International:
Company-operated stores	186	97	9,150	8,134
Licensed stores	242	276	11,506	10,655
Total International	428	373	20,656	18,789
Total Company	549	459	38,587	36,170

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. When provided, our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are general and administrative expenses, operating income, operating income growth, operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction and integration-related costs
Management excludes transaction and integration costs for reasons discussed above. Additionally, we incur certain costs associated with certain divestiture activities. The majority of these costs will be recognized over a finite period of time.

The Company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Consolidated
Revenue for the quarter ended Jan 1, 2023 as reported (GAAP)	$8,713.9
Revenue for the quarter ended Dec 31, 2023 as reported (GAAP)	$9,425.3
Change (%)	8.2%
Constant Currency Impact (%)	0.3%
Change in Constant Currency (%)	8.5%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Quarter Ended (1)
Consolidated	Dec 31, 2023	Jan 1, 2023	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$1,485.4	$1,253.1	18.5%
Restructuring and impairment costs (2)	—	5.8
Transaction and integration-related costs (3)	—	0.3
Non-GAAP operating income	$1,485.4	$1,259.2	18.0%	0.4%	18.4%

Operating margin, as reported (GAAP)	15.8%	14.4%	140 bps
Restructuring and impairment costs (2)	—	0.1
Transaction and integration-related costs (3)	—	0.0
Non-GAAP operating margin	15.8%	14.5%	130 bps	— bps	130 bps

Diluted net earnings per share, as reported (GAAP)	$0.90	$0.74	21.6%
Restructuring and impairment costs (2)	—	0.01
Transaction and integration-related costs (3)	—	0.00
Income tax effect on Non-GAAP adjustments (4)	—	0.00
Non-GAAP EPS	$0.90	$0.75	20.0%	—%	20.0%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)The first quarter of fiscal 2023 includes transaction-related expenses related to the sale of our Seattle's Best Coffee brand.
(4)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.